SUPPLIMENTAL AGREEMENT
          AdZone Research, Inc., Senticore, Inc., and The Justice Fund












                                 LAW OFFICES OF
                               RANDALL S. GOULDING
                             Attorney and Counselor
                                 3346 Commercial
                               Northbrook IL 60062
                   Phone: (847) 291-7711; fax: (847) 291-7733


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                             SUPPLIMENTAL AGREEMENT

     THIS AGREEMENT is made and entered into this 9th day of September 2004, by and between AdZone Research, Inc. ("AdZone" or the "Developer"), Senticore, Inc. a Delaware corporation ("Senticore"), and The Justice Fund ("TJF"), as follows:

     WHEREAS, the parties, on the 9th day of September 2004, entered an agreement (the "Agreement") which is attached hereto and made a part hereof;

     WHEREAS, the parties would like to specify and further detail the disposition of shares of common stock and warrants issued to payees as In-kind Payments.


     NOW THEREFORE in consideration of the herein contained recitations, the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Recitations incorporated by reference. The foregoing recitations are hereby incorporated by this reference as though fully stated herein.

     2. In-kind Payment/Dividend. Each payor of any amount due to any other party pursuant SECTION EIGHTEEN, "INITIAL FEES," of the Agreement, may elect, at its option, by furnishing notice to the payee prior to November 1, 2004, to pay such amount in-kind, in restricted shares of the payor's common stock, at the average closing bid price on the five trading days immediately prior to the date on which the registration statement is declared effective (the "Applicable Price"), provided that the payor also pays an equal number of warrants exercisable at 85% of the "Applicable Price", exercisable for a period extending at least 45 days from the "Dividend Issue Date".

     3. In the event of an In-kind Payment, the Fee recipient (each herein, in such capacity, referred to as the "In-kind Payee") of shares of common stock and warrants (the "Securities") will distribute not less than 90% of the Securities to its shareholders, pro rata, as an in-kind dividend, within 30 days of the effectiveness of the applicable registration (such distribution being referred to as the "Dividend Issue Date"). In the event of an In-kind Payment, the provision in SECTION EIGHTEEN of the Agreement, requiring payment of the "INITIAL FEES," by no later than November 30, 2004, shall not apply; instead, in such event, the payment shall be made within 72 hours of the effectiveness of the registration.

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     4. In the event that AdZone, Senticore, or TJF elect to pay the above
"INITIAL FEES," in kind (each herein, in such capacity, referred to as the "In-kind Payor") will use its best efforts to (i) within 45 days following such closing, prepare and file a registration statement on Form S-1, Form S-3 or Form SB-2 to register a sufficient number of shares of Common Stock to accommodate the Fee, and to register the shares of Common Stock into which the Warrants are exercisable, as soon as practicable following closing, and (ii) use its best efforts to have the registration statement declared effective within 120 days following such closing, and thereafter to cause the registration statement to remain effective through December 31, 2008, and in the case of Warrants, through the Warrant Expiration Date.

     5. If the registration statement is not effective within 150 days of the execution of this Agreement (the "Closing"), then the In-kind Payor shall pay to the payee, in cash, an amount equal to one percent (1%) of the Fee. For each further thirty-day period thereafter until the registration statement is effective, the In-kind Payor shall pay to the payee, in cash, an amount equal to an additional one percent (1%) of the Fee, until the Fee is paid in full.

     6.01 Amendment. This agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings and agreements in regard hereto. This Agreement may not be amended unless the same is in writing, signed by both parties and is affected in accordance with this Agreement.

     6.02 Dispute Resolution. In the event there is a dispute between the, the dispute shall be resolved by binding arbitration, the expense of which (including reasonable attorney's fees) shall be borne by the party against whom, or against whose position in the dispute, the arbitrator decides. If the parties cannot agree on the selection of an arbitrator of any such dispute within five
(5) days of the date the dispute arises, an arbitrator shall be appointed by the American Arbitration Association. The provisions of the Illinois Arbitration Act shall apply, except that the arbitrator shall grant each party the opportunity to conduct reasonable discovery.

     6.03 Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given, if personally delivered or if mailed by United States first-class mail, postage prepaid, addressed to such party, addressed as follows:

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         a.       Senticore, Inc:
                  Jay Patel
                  2410 Hollywood Blvd.,
                  Hollywood, FL 33020

         b.       AdZone Research, Inc.:
                  Charles Cardona
                  AdZone Research, Inc.
                  4062 Grumman Blvd. Ste 201
                  Calverton, NY 11933

         c.       The Justice Fund:
                  Randall S. Goulding
                  3346 Commercial Northbrook IL 60062
                  Phone:(847) 291-7711; Fax:(847) 291-7733

Any notice or other communication shall be deemed to have been given to, or received by, the appropriate party as of the date on which it is personally delivered, or if mailed, on the third business day after the date on which it is deposited in the United States mail, or if telegraphed, telexed or sent by private courier service, on the business day after it is transmitted.

     6.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     6.05 Omitted.

     6.06 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which, for all purposes, shall be deemed an original, and all of which constitute, collectively, one and the same agreement.

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In addition, this Agreement may contain more than one counterpart signature pages and may be executed by affixing of the signature of each of the parties to one of such counterpart signature pages and all such counterpart signature pages shall be read as one and shall have the same force and effect as though all the signers had signed the same signature page.

     6.07 No Waiver. Failure or delay of any party in exercising any right or remedy under this Agreement, or any other agreement among them, or otherwise, shall not operate as a waiver thereof. The express waiver by any party of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach by said party. No waiver will be effective unless and until it is in written form and signed by the waiving party.

     6.08 Gender and Number. Wherever from the context it appears appropriate, each term stated in the singular or plural shall include the singular and plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter gender.

     6.09 Headings. The captions in this Agreement are inserted for convenience of reference only and shall not affect the construction of this Agreement. References in this Agreement to any Article, Section, Paragraph, Subparagraph or Schedule are to the same contained in this Agreement.

     6.10 Validity and Severability. If any provision of this Agreement contravenes any laws and such contravention would thereby invalidate this Agreement, or to make a party liable for the obligations of the other, then such provision is declared to be invalid and subject to severance from the remaining portions of this Agreement and this Agreement shall be read and construed as though it did not contain such provision in a manner to give effect to the intention of the parties to the fullest extent possible.

     6.11 No Third Party Rights. This Agreement and the covenants and agreements contained herein are solely for the benefit of the parties hereto. No other person shall be entitled to enforce or make any claims or have any rights pursuant to the provisions of this Agreement.



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


Senticore, Inc:



FEE AGREEMENT - Senticore, Inc. and Circle Group Holdings, Inc.


/s/ Jay Patel
-------------
by: Jay Patel
Chief Executive Officer

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AdZone Research, Inc.:

/s/ Charles Cardona
-------------------
by: Charles Cardona
Its: Chief Executive Officer



THE JUSTICE FUND, LTD.

/s/ Ronald K. Goulding
-----------------------
By: Ronald K. Goulding
Its: President